                                                                    EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

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                                                                                STATE OR OTHER
                                                                                 JURISDICTION
                                                                                      OF
                                                               PERCENTAGE OF     INCORPORATION
         PARENT                           SUBSIDIARY             OWNERSHIP       OF SUBSIDIARY
----------------------------     ----------------------------  -------------    ---------------

Beal Financial Corporation..     Beal Banc Holding Company         100%            Deleware


Beal Financial Corporation..     Beal Delaware Corp.               100%            Deleware

Beal Financial Corporation..     380 Investors, Inc.               100%            Texas

Beal Banc Holding Company...     Beal Bank, SSB                    100%            Texas

Beal Bank, SSB..............     Beal Mortgage, Inc.               100%            Texas

Beal Bank, SSB..............     Loan Acceptance Corp.             100%            Texas

Beal Bank, SSB..............     Property Acceptance Corp.         100%            Texas

Beal Bank, SSB..............     BRE, Inc.                         100%            Texas

Beal Bank, SSB..............     Bre-N, Inc.                       100%            Texas

Beal Bank, SSB..............     Beal Properties, Inc.             100%            Texas

Beal Bank, SSB..............     Foreign Lending Corp.             100%            Texas

Beal Bank, SSB..............     Beal Affordable Housing, Inc.     100%            Texas

Beal Bank, SSB..............     BRE-2, Inc.                       100%            Texas

Beal Delaware Corp..........     Beal Business Trust               100%            Delaware

Beal Affordable Housing, Inc.    Hebron Trail, Ltd.(1)             99%             Texas

Beal Affordable Housing, Inc.    Lewisville Manor, Ltd.(1)         99%             Texas

Beal Affordable Housing, Inc.    Valley River Trail, Ltd.(1)       99%             Texas

Beal Properties, Inc........     Houston Central Green, LP         50%             Texas
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(1) Beal Affordable Housing, Inc. is a 98% limited partner and Beal Mortgage,
    Inc. is a 1% general partner in these entities.